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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

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On October 10, 2017, Pershing Square Capital Management, L.P. and certain affiliates delivered the following presentation relating to Automatic Data Processing, Inc., which was also posted on www.ADPascending.com:

The webcast will begin at 7:00PM (EDT) Following the presentation, Pershing Square CEO Bill Ackman will take questions from all shareholders. To submit questions, please email: ADPascending@persq.com Please include your first name, location and question. For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

ADP Ascending October 10, 2017

Disclaimer The information contained in this presentation (“Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. ("Pershing Square"). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This presentation and the Information is not a recommendation or solicitation to buy or sell any securities. The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in Board (defined below) composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission (“SEC”) at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein. The Information is made available exclusively by Pershing Square and not by or on behalf of ADP or its affiliates or subsidiaries or any other person. While certain funds managed by Pershing Square and its affiliates have invested in common shares of, and/or derivatives referencing, ADP and certain principals of Pershing Square may stand for election to serve on the board of directors of ADP, Pershing Square is not an affiliate of ADP and neither Pershing Square nor its principals or representatives are authorized to disseminate any information for or on behalf of ADP, and nor do we purport to do so. Pershing Square manages funds that are in the business of trading – buying and selling – securities and financial instruments. It is possible that there will be developments in the future that cause Pershing Square to change its position regarding ADP. Pershing Square may buy, sell, cover or otherwise change the form of its investment in ADP for any reason. Pershing Square hereby disclaims any duty to provide any updates or changes to the analyses contained herein including, without limitation, the manner or type of any Pershing Square investment. The Information does not purport to include all information that may be material with respect to ADP, Pershing Square’s proposed slate of directors, or any other matter. Thus, shareholders and others should conduct their own independent investigation and analysis of ADP, the proposed slate of directors, and the Information. Except where otherwise indicated, the Information speaks as of the date hereof. This presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities of any investment funds managed by Pershing Square, ADP or any other person. This presentation relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting (the “Annual Meeting”) of stockholders of ADP. Pershing Square and certain of its affiliated funds have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies in connection with the Annual Meeting and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). PERSHING SQUARE STRONGLY ADVISES ALL STOCKHOLDERS OF ADP TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS RELATED TO THE SOLICITATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (CALL COLLECT: (212) 269-5550; CALL TOLL FREE: (866) 342-1635) OR EMAIL: ADP@DFKING.COM.

Introduction to Pershing Square Pershing Square is a concentrated, research-intensive, value investor We own high-quality businesses, often with a catalyst to unlock significant value Pershing Square has a strong activist track record as a long-term, value-creating shareholder Average return on 13Ds ~145% vs. ~16% for the S&P 500 index over the same periods (Source: 13DMonitor)(1) Our target holding period for our “active” investments is generally four to six years We are long-term shareholders seeking to help ADP achieve its full potential We have a $2.6bn investment in ADP; ADP is our largest investment representing ~25% of our capital under management ________________________________________________ Returns reflect performance of all of the companies for which Pershing Square has filed a 13D. The market index shown above has been selected for purposes of comparing the performance of an investment in the Pershing Square funds with a certain well-known, broad-based equity benchmark. The statistical data regarding the index has been obtained from Bloomberg and the returns are calculated assuming all dividends are reinvested. The index is not subject to any of the fees or expenses to which the Pershing Square funds are subject. Pershing Square is not restricted to investing in those securities which comprise this index, its performance may or may not correlate to this index and it should not be considered a proxy for this index. The volatility of an index may materially differ from the volatility of the Pershing Square funds’ portfolio. The S&P 500 is comprised of a representative sample of 500 large cap companies. The index is an unmanaged, float-weighted index with each stock's weight in the index in proportion to its float, as determined by Standard & Poor’s. The S&P 500 index is proprietary to and is calculated, distributed and marketed by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), its affiliates and/or its licensors. S&P® and S&P 500®, among other famous marks, are registered trademarks of Standard & Poor's Financial Services LLC.

Why We Invested in ADP The Human Capital Management (“HCM”) business is fundamentally attractive ADP is a great business, with a very large opportunity to improve its growth, product and service offerings, operating efficiency, and long-term shareholder value The case for change is straightforward: For many years, ADP has underperformed its potential ADP can be substantially improved ADP’s underperformance can be fixed without increasing risk ADP can significantly accelerate its performance and strengthen its competitive position with improved operational efficiency and greater technology leadership

How We Think About ADP

ADP is comprised of three distinct "businesses," each with discrete growth drivers and profit opportunities

Segment:	Net Revenue[(1)]	% of Total	Pre-Tax Profit[(2)]	% Profit Margin	% of Total
	ADP Overview (FY 2017)				
Employer Services ("ES") — ADP's core business, a software and service-based delivery of payroll and a broad suite of "Beyond Payroll" HCM tools including business process outsourcing	$8.5bn	*87%*	$1.6bn	*19%*	*66%*
Professional Employer Organization ("PEO") — A fully-outsourced HCM solution where ADP becomes the legal co-employer of record and provides healthcare, workers compensation, etc.	$0.8bn	*9%*	$0.4bn	*48%*	*16%*
Client Fund Interest ("Float Income") — A ~100% margin profit stream derived from investing funds generated due to the timing delay between receipt of gross payroll funds from employers and payments to employees and tax authorities	$0.4bn	*4%*	$0.4bn	*~100%*	*18%*
	$9.8bn		**$2.4bn**	**25%**	

(1) Adjusts PEO revenue to exclude pass-through costs of $2.6bn.
(2) Strips out allocated float income. Allocates "Other" expense of to Employer Services and PEO based on the % of Net Operational Revenue (ex-Float, ex-PEO Pass-Through).

5

ADP's Human Capital Management ("HCM") Business

	SMB (Small Business)	**Mid-Market (Major Accounts)**	**Enterprise (National Accounts)**	**International & Multinational**
% of ES Revenue	~25%	~35%	~20%	~20%
Client Size	1-49	50-999	1,000+	Varies
Key Product Offering	Payroll + Limited HCM	Payroll + HCM	Payroll + Full HCM	Payroll + HCM
Product Complexity	Low	Medium	High	High
ADP Primary Product	RUN by ADP	WorkforceNow	Vantage	GlobalView Streamline
Outsourcing	Often nothing or full, e.g., PEO	Full (PEO or ASO) or Limited	In-House or Limited (Payroll, Benefits, Recruiting)	In-House or Limited (Payroll, Benefits, Recruiting)
Key Direct Competitors	PAYCHEX	Paycor, PAYCHEX, paylocity, paycom, CERIDIAN, Ultimate Software	Ultimate Software, workday, ORACLE, CERIDIAN, SAP	ORACLE, SAP, NGA Human Resources, workday
ADP Competitive Position (Client Facing)	STRONG	STRONG	EXPOSED	STRONG

6

ADP Has Underperformed Its Potential

Revenue per Employee(1) ADP’s Efficiency Substantially Trails its Competitors (2) Median: $232 Smallest Largest ES: ~$153 (2) Median: $223 Smallest Largest ES: ~$153 ________________________________________________ Source: SEC public financials and/or financial press releases. Note: Based on latest fiscal year end, which varies by company. Net operational revenue excludes float income (“Funds Held for Clients”) and PEO Services pass-through costs (~$2.6bn for ADP, estimated at $165m for Paychex). Insperity Net Operational Revenue estimated based on TriNet’s gross margins. ADP’s labor productivity is ~28% below competitors ES: ~$212

ADP Substantially Trails Paychex – Its Direct Competitor in Small & Medium Size Businesses

ADP trails Paychex across key operational metrics



Revenue per Employee(1) ($'000)
Operational Rev Per Employee ($'000)
$250
$200
$150
$100
$50
$0
ES: +38%
$161
ES:
~$153
$214
ES:
~$212
ADP
Paychex



Adjusted Operational EBIT Margin(1,2) (%)
Operational Profit Margin (%)
50%
40%
30%
20%
10%
0%
ES: +22ppts
22%
ES:
~19%
41%
ADP
Paychex
ADP
Paychex
Ex-PEO

- While Paychex has made significant progress expanding key operational metrics since FY 2009 (notably, revenue per employee), ADP has not

Source: SEC public financials and/or financial press releases.
(1) For both ADP and Paychex analysis excludes Client Funds and PEO pass-through costs. Paychex PEO pass-through estimated at $165m on ~$340m of gross PEO revenue. Assumes ADP has 2,500 dedicated PEO employees. Assumes Paychex has 650 dedicated PEO employees and 40% net operational profit margin.
(2) Excludes float income and pass-through costs. Note ADP's Employer Services margin of 19%; ADP's PEO has a 48% net operational margin.

9

Why are Paychex’s Margins Higher than ADP? Jim Cramer: “You know, Marty, I was looking at your margins versus the margins of automatic data [ADP], which does large [clients], and I noticed your margins are appreciably better…” Paychex CEO, Marty Mucci: “…[Y]ou know, the margins are strong because we keep expense out of the business – we’ve never really let it in – few layers of management, and we really make sure that our process is very tight as far as how fast we can on-board clients and then service them… We started seven or eight years ago realizing that we had to invest a lot more in technology. We reduced our costs on the operations side and invested all those dollars in technology… ________________________________________________ Note: Marty Mucci, Paychex CEO on Jim Cramer’s Mad Money. October 3, 2017. The vast majority of the opportunity to expand ADP’s margins will come from basic operational efficiency initiatives and leveraging technology to deliver and service ADP’s clients in a more efficient manner

ADP vs. Paychex: the Gap is Widening

While Paychex historically generated similar Revenue per Employee to ADP (from 2008-2011), it has dramatically outperformed ADP since 2011

"We started seven or eight years ago realizing that we had to invest a lot more in technology. We reduced our costs on the operations side and invested all those dollars in technology…"

- Paychex CEO, Marty Mucci (October 3, 2017)

Revenue per Employee(1) ($'000)



Operational Revenue per Head ($'000)
$250
$200
$150
$100
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017
ADP (2)
Paychex (3)

Revenue Per Employee(1,3,4) ($'000)



Operational Revenue Per Head ($'000)
$250
$200
$150
$100
+1.4x
4.4% CAGR
$159
$158
$161
$214
2009A
2017A
ADP
Paychex

(1) For both ADP and Paychex analysis excludes Client Funds and PEO pass-through costs. Source: SEC public financials and/or financial press releases.
(2) 2008-2014 includes Dealer Services given lack of consistent disclosure. 2015 through 2017 exclude Dealer Services. Note that dealer services had revenue per employee of ~$220k at the time of the spinoff from ADP.
(3) PEO estimated at ~11% of total revenue based on management commentary noting PEO comprises ¼ of HRS revenue (Q2'2017 earnings call), growing double-digits. Pass-through costs estimated at $165m. Adjusted results for Paychex change in accounting with respect to PEO pass-through costs in FY 2014. Assumed PEO has achieved a 15% CAGR since 2011, consistent with management commentary.
(4) ADP excludes Dealer Services in both periods. 2009 employee headcount excluding Dealer Services based on disclosure from ADP's March 2009 Analyst Day presentation.

11

ADP’s Sprawling and Sub-Scale Service Structure ADP has ~10 million square feet of real estate and >130 US office locations ________________________________________________ Source: ADP public website. Map generated by Google maps.

ADP’s Corporate HQ (Roseland, NJ), SMB (Florham Park, NJ), and Mid-Market (Parsippany, NJ) offices are a 15-20 minute drive from one another ADP’s Sprawling Corporate Footprint ________________________________________________ Source: Primary research based on interviews with former executives and known ADP office locations based on ADP’s public website. Map generated by Google maps.

ADP’s Sprawling Corporate Footprint (cont’d) ADP’s business units and corporate offices are spread across the country, largely due to the historical locations of each business Mid-Market (Majors) Small Business (SMB) Corporate HQ Enterprise (National Accounts) Value-Add and Tax PEO ________________________________________________ Source: Primary research based on interviews with former executives and known ADP office locations based on ADP’s public website. Map generated by Google maps.

ADP’s operational inefficiency interferes with its ability to compete effectively

Decelerating Employer Services Growth Profile Growth in Employer Services has decelerated in recent years and will require an unexplained increase to meet ADP’s September 12th plan ________________________________________________ Source: ADP SEC financials, financial press releases. FY 2012 through FY 2016 based on ADP management’s “Constant Dollar Internal Revenue Growth” metric. FY 2017 based on ADP management’s “Organic Revenue Growth.” ADP’s Plan (‘18-‘20) calls for ES growth of 6-7%; will require ‘19-‘20 increase (1) Employer Services Revenue Growth (%) ACA (“Obamacare”) related activity significantly boosts revenue growth ACA tailwinds fade, growth declines

ADP Can Be Substantially Improved

ADP Can Do Better ADP can significantly improve its performance and competitive position with a comprehensive transformation plan ADP’s operating efficiency and margins are well below competitors’ and ADP’s structural potential due to: Excessive layers of management and bureaucracy Siloed business units which create duplication and waste Inefficient and sprawling real estate footprint Inefficient and bloated support organization; products not designed for user self-sufficiency Siloed and manual implementation teams Back-end technology deficiencies; excessive spend on legacy technology infrastructure Growth is below potential and decelerating due to product deficiencies in Enterprise Inefficient technology organization not yielding sufficient results Each of these deficiencies is an opportunity for future improvement

ADP’s Management Admits that its Margins Trail Competitors Carlos Rodriguez, President & CEO “…When you look at ADP's overall pretax operating margin, it's pretty darn good, but when I stack it up against other companies that are in similar industries to us, I think there is plenty of room there. So we have one or two competitors that have higher operating margins than we do [e.g. Paychex] and that would be a good example of how much space, how much room there is. “So we believe there is room inherently, but I think there are data points out there that would lead you to believe that a 20% pretax operating margin is nice, particularly for some other industries, but in our world it leaves, I think, plenty of room for improvement over the years.” ADP Sanford Bernstein Conference – May 29, 2013 Management should be held accountable to deliver margin expansion which, based on the company’s own statements, is clearly achievable

Wall Street Analysts See the Opportunity “[Pershing Square] did break out a number of analytically sound points that can add up to a sizeable benefit… ADP has been managed for risk-averse multi-year gain, it is appropriate to ask these tough questions and expect an answer on the likelihood of setting an aggressive target and trying to deliver on it.” – Ashwin Shirvaikar, Citi (Aug 17, 2017) “We believe there is likely a valid case for accelerated margin expansion at ADP, and there is merit in Pershing challenging the rate and pace at which ADP is driving efficiency in service delivery and addressing its legacy platforms. There is a 10-15 [percentage point] delta between ADP and competitor margins which cannot be easily explained by structural differences, ADP's business is more labor-intensive than peers, and examples exist (e.g., CDK) of successful margin expansion after spinning out of ADP.” – Lisa Ellis, Bernstein (Aug 31, 2017) “[W]e agree that there are significant margin expansion opportunities and expect the activist involvement to potentially help drive greater focus on improving the Employer Services margins going forward.” – Bryan Keane, Deutsche Bank (Sep 5, 2017) “We agreed with many of the points highlighted by Pershing… There is an opportunity to further improve margins. ADP's revenue [per] employee lags competitors reflecting multiple platforms and redundant service centers.” – Mark Marcon, Baird (Aug 18, 2017) ________________________________________________ Note: Permission to use quotations throughout this presentation neither sought nor obtained.

JIM CRAMER – VIDEO CLIP Jim Cramer – Video Clip

ADP's Share Price Reflects the Potential for Change

ADP's share price of ~$114 already includes some expectation that our activism will be successful; ADP's unaffected share price is ~$97(1) (-15%)



$114
-15%
~$97
Current Share Price
Unaffected Share Price

"[W]e get asked all the time, how much of Ackman is in the stock?... We'd expect the stock would probably be trading down around $100 if Pershing had not gotten involved."

- Lisa Ellis, Bernstein (Sep 19, 2017)

"Using ADP's historical premium to the S&P, the stock would trade at $94-$100…"

- David Grossman, Stifel (Sep 12, 2017)

"Prior to the recent developments between ADP and activist investor Bill Ackman of Pershing Square, many investors believed in a $95- $100 outcome for ADP (as did we, with our prior $98 target)... "

- Ashwin Shirvaikar, Citi (Aug 16, 2017)

Note: Permission to use quotations throughout this presentation neither sought nor obtained.

(1) Pershing Square assumes the unaffected stock price is $97, which is ADP's closing price as of May 9, 2017, prior to Pershing Square's accumulation of ADP shares and rumors of our investment in ADP. The unaffected price of $97 is equivalent to the average of analyst estimates: See Ashwin Shirvaikar, Citi (Aug 16, 2017); See David Grossman, Stifel (Sept 12, 2017); See Lisa Ellis, Bernstein (Sep 19, 2017). See also page 36 of *Pershing Square's Response To ADP's September 12th Investor Presentation* (September 25, 2017) available at www.adpascending.com.

22

ADP’s Response: The Status Quo

Instead of Embracing the Opportunity, ADP Management Has Affirmed the Status Quo

On September 12th, ADP responded to Pershing Square and released its "Transformation Plan," which:

- **Is an affirmation of the status quo**
- **Projects no meaningful improvement despite the fact that ADP significantly trails competitors and its potential**
- **Picks and chooses inconsistent data points to generate misleading and intellectually dishonest conclusions**

ADP's "Transformation Plan"



Adjusted EBIT (%)
+40-75 bps per annum
20%
21-22%
39%
ADP, Current (FY 2017)
ADP's Long-Term Plan (FY 2020)
Paychex, Current (FY 2017)

*"[ADP's] rebuttal was, in our view, a confident, well-articulated, detailed, **reiteration of the status quo** for ADP, providing plenty of insightful incremental data points and disclosures, but **no material change to the financial outlook for the company**. ADP established three-year guidance for the first time, but the **guidance was consistent with its already-disseminated FY18 guidance and long-term business model**."* (1)

- Lisa Ellis, Bernstein (Sep 13, 2017)

ADP's board and management have effectively said they can't do any better

(1) Permission to use quotations throughout this presentation neither sought nor obtained. Emphasis added.

24

ADP Says to Shareholders That It Is Outperforming – But This is Not True

ADP's actual Total Shareholder Return ("TSR") of 141% trails its actual HCM competitors' TSR across all relevant time periods

ADP's *Purported* TSR

- ADP claims a 203% TSR over CEO Carlos Rodriguez's tenure and claims to be outperforming its "HCM-related" peers
- ADP's purported TSR is misleading:[1]
  - Uses the day after CEO starts
  - Does not use the unaffected price, instead includes the increase in the stock price from Pershing Square's investment
  - Inappropriately includes CDK outperformance (CDK underperformed under ADP and was fixed by post spin-off board and management)
  - Uses a distorted "peer" group of largely unrelated companies to assert its "outperformance"

ADP's Actual TSR Since Mr. Rodriguez's CEO Appointment



-45%
186%
+21%
165%
-24%
141%
Inclusion of Workday since IPO (Oct. 2012) (3)
Public Competitors as of Nov 8, 2011 (2)
ADP
Actual HCM Competitors(2,3) (Market Cap Weighted)

ADP participates in an attractive industry and thus *should* have positive long-term performance, and *should* outperform the broader market (i.e., S&P 500)

The critical question is not whether ADP has outperformed the market, but rather – how has ADP performed relative to peers?

Source: Capital IQ; Total Shareholder Return. Dividend adjusted share price, assuming dividends reinvested (including CDK proceeds reinvested at time of spin-off).
(1) See pages 30-43 of *Pershing Square's Response To ADP's September 12th Investor Presentation* (September 25, 2017) available at www.adpascending.com.
(2) "Actual HCM Competitors" comprised of a market-cap weighted index of Paychex, Ultimate Software, Insperity, and Cornerstone OnDemand.
(3) Includes Workday in the market-cap weighted calculation. Workday total return based on Workday's October 11th, 2012 IPO pricing of $28 per share.

25

ADP’s response fails to address the substance of our arguments ADP is fundamentally underperforming its potential and has an enormous margin improvement opportunity ADP’s board and management either (i) don’t recognize the magnitude of the opportunity, or (ii) are unwilling or unable to take the steps necessary to realize ADP’s full potential

ADP’s Underperformance Can Be Fixed Without Increasing Risk

ADP’s Prior Dispositions Demonstrate The Opportunity For Improvement CDK Global (“Dealer Services”) Solera (“Claims Services”) Following its sale in April 2006, Solera increased its operating margins from 18% to 40% within five years Focus on: operational efficiency, reducing management bureaucracy, delayering the organization, rationalizing facilities, and reducing waste to drive unnecessary expense out of the business Following its spinoff in September 2014, CDK has improved its operating margins from 16% to 26% in three years, and is projecting margins of 35% or more by the end of FY 2019 (year five), a more than two-fold increase in margins since it was disposed of by ADP See pages that follow Adjusted EBIT Margins (%) Adjusted EBIT Margins (%) ________________________________________________ Source: ADP, Solera and CDK Global financials. Adjusted EBIT as presented includes certain non-GAAP adjustments consistent with the company’s individual presentation format. ADP Owned Solera ADP Owned CDK +2.2x +2.2x These dispositions highlight ADP’s inadequate business oversight and governance

Adj. Rev Growth (excl. F/X): Adj. EBIT Margins: CDK embraced the views of shareholders, hired a consultant to evaluate its potential, and publicly announced a transformation plan – financial results and share price performance have been consistently positive CDK: Dividend Adjusted Share Price Performance 2015A 8% 18% Jun 16, 2015: CDK announces Transformation Plan to Strengthen the Business and Enhance Long-term Value 2016A 7% 22% 2017A 6% 26% May 23, 2016: CDK announces a comprehensive reorganization streamlining the organization around a new operating structure Aug 3, 2016: CDK reports FY 2016 results including FY 2019 target of Adj. EBITDA exit margin of 40% or above Oct 27, 2014: Sachem Head files 13D, announces 9.8% stake in CDK May 4, 2016: Elliott letter identifies an opportunity for CDK to expand margins to 42% 2018E ~4-5% ~30% CDK Embraced the Views of Shareholders and Delivered on its Potential Aug 3, 2016: CDK adds two independent directors after agreement with Elliott Oct 1, 2014: CDK spins-out of ADP at $31 per share ________________________________________________ Source: CapIQ, CDK Global SEC financials and public press releases.

CDK Global:
What Was CDK's Transformation Plan?

CDK's Transformation Plan is comprised of 200 discrete projects with individual project leaders

	Under ADP's Ownership / Post-Spin	CDK Transformation Plan
Segments	"Three separate entities" (1)	Simplified structure (5)
Product Sprawl	1,500 software version; 74 products (2)	<400 versions and declining (6)
R&D	"Seven R&D organizations reporting to six different places" (3)	"One global R&D organization" (7)
Sales	"Five sales organizations" (3)	"One sales organization" (7)
Billing Systems	12 different "old and clunky" systems (3)	"One system" (8)
Implementations	Overly cumbersome and lengthy product implementation process (4)	"Reducing average implementation times by approximately 30%" (9)
Complexity	Excessive "legacy complexity" (3)	Reducing complexity
Duplication	"Multiple organizations doing the same thing" (3)	Reducing duplication
Margins (%)	**"We're committed to an avg. 40-50 BPS of margin improvement over the next five years" (10)**	**~16% to ~35% over 5 years**

(1) CDK 8K (May 23, 2016).
(2) Q3'2016 Earnings Call (May 5, 2016).
(3) CDK at JPMorgan TMT Conference (May 24, 2016).
(4) CDK Global Investor Day (June 16, 2015).
(5) CDK 8K (May 23, 2016).
(6) CDK Fiscal 2017 Results (August 1, 2017).
(7) CDK at Robert W Baird Global, Consumer, Technology & Services Conference (June 9, 2016).
(8) Q2'2017 Earnings Call (February 2, 2017).
(9) Q1'2016 Earnings Call (November 3, 2015).
(10) ADP 2009 Analyst Day Presentation (March 25, 2009).

30

The driving force behind the improvements at CDK has been its focus on operational efficiency The CDK transformation includes many cultural and operational efficiency initiatives that can be applied to ADP Restructuring the corporate organization to reduce business complexity, improve efficiency, and build a more client-centric structure Reducing management bureaucracy and bloat through fewer layers of management and larger spans of control for managers Consolidating its sprawling real estate footprint Restructuring the service organization to provide superior client product support Investing to improve product implementations through enhanced technology and automation tools Accelerating necessary product investments Assessing the current product portfolio and prudently managing platform migrations CDK’s Transformation Provides a Clear Roadmap for ADP CDK’s business performance and stock price have benefitted greatly from its board’s open-minded, shareholder-friendly approach

By adopting a CDK-like approach, ADP can become a more competitive and efficient company for the benefit of all stakeholders. This will drive improved long-term growth, margins, and earnings for ADP

ADP Should Deliver On Its Potential Executing on our proposed Transformation Plan would allow ADP’s Employer Services business to achieve its potential, accelerate revenue growth from approximately 5% to 7%+ and increase profitability / operating margins from 19% to 35%+ Employer Services Revenue Growth (%) Employer Services EBIT Margins (%) ________________________________________________ Source: ADP SEC financials and financial press releases. FY 2009 – FY 2017 Employer Services constant currency internal revenue growth. See page 18 of ADP: The Time is Now – Executive Summary (September 5, 2017) available at www.adpascending.com. Estimated 2011-2017 CAGR. Based on Wall Street research, IDC (Payroll and HCM vendor share report) and ADP’s 2015 Analyst Day presentation. See page 21-22 of Pershing Square’s Response To ADP’s September 12th Investor Presentation (September 25, 2017) available at www.adpascending.com. See pages 53-79 of ADP: The Time Is Now (August 17, 2017) and page 27 of ADP: The Time is Now – Executive Summary (September 5, 2017) available at www.adpascending.com. (1) (2) (3) (4) (5) + +

ADP Can Create Significant Long-Term Value for Shareholders

Management – Status Quo	Pershing Square Plan – Achieve Potential
× ADP will be challenged to re-accelerate Employer Services revenue growth × No material improvement in margins	✓ Our proposed Transformation Case for ADP should lead to more robust revenue growth (from better competitive positioning) and expand long-term operating margins

Projected Adj. EPS (FY 2022)



$3.70
$5.90
ADP, Current (FY 2017)
ADP Projected (FY 2022)

Projected ~$152 total return (1)

Projected Adj. EPS (FY 2022)



+2.4x
$3.70
$8.70
ADP, Current (FY 2017)
ADP Projected (FY 2022)

Projected ~$221-$255 total return (2)

Dividends will increase at an accelerated pace with higher earnings

Note: Projected EPS based on proprietary forecasts. See *ADP: The Time is Now*.
(1) See pages 126-128 of *ADP: The Time Is Now* (August 17, 2017) available at www.adpascending.com. Assumes a 24x forward P/E multiple. Includes $10 of dividends in the total return.
(2) See pages 126, 127, 129, 130 of *ADP: The Time Is Now* (August 17, 2017) available at www.adpascending.com. Assumes a 24x-28x forward P/E multiple. Includes $12 of dividends in the total return.

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The Nominees for ADP’s Transformation

The Choice for Shareholders The choice for shareholders is clear – support the status quo or support ADP in achieving its potential Pershing Square Plan – Achieve Potential Management – Status Quo “No material change to the financial outlook for the company”(1) Nominal margin expansion (but significantly below competitors and potential) “Reiteration of the strategy and business outlook that the company has already had under way”(1) Requires meaningful increase in Employer Services growth to achieve long-term revenue guidance No concrete plan or urgency to fix ADP’s enterprise business Fresh perspectives and a focus on operational efficiency and margin expansion Achievement of efficiency and margins approaching ADP’s competitors and its potential Acting urgently to strengthen ADP’s competitive position, most notably in its Enterprise business Accelerated revenue growth Accelerated earnings growth ________________________________________________ Lisa Ellis. ADP vs. Ackman - Where do things stand, and what to do with the stock? Bernstein. September 19, 2017. Permission to use quotations neither sought nor obtained.

What We are NOT Seeking We are not seeking control of the company We are seeking to add three independent directors (out of 10) We do not plan to alter the company’s dividend policy Acceleration of profits under our plan will allow for larger dividends We do not plan to alter the company’s investment policy We do not plan to alter the company’s financial leverage or credit rating ADP is our largest investment. We do not believe it is necessary or sensible for the company to take any additional risks

What This Proxy Contest Is About You can send a message that ADP can do better than the status quo Our goal is to generate long-term value for all shareholders by improving ADP’s performance and competitive position through improved operational efficiency and greater technology leadership To fulfill its potential, ADP’s board needs expertise in both (i) business transformation and operating efficiency and (ii) technology and the HCM industry ADP’s board already has relevant technology / HCM industry experience – 4 of its 10 directors(1) – we are not seeking to replace any of these directors ADP’s board does not have directors with business transformation and operating efficiency experience We are proposing three directors to ADP’s board, The Nominees for ADP’s Transformation, who bring fresh perspectives and relevant expertise We are seeking to replace the three longest-tenured members of the Board who have presided over ADP for years as it has underachieved its potential ________________________________________________ See page 39 of ADP: Driving Superior Results Through Market Leadership and Continuous Innovation (September 12, 2017).

Director since 2007 (10 years) Has overseen ADP’s underperformance relative to its peers and its potential No technology / HCM experience beyond ADP board role Divested assets which promptly doubled margins – didn’t see the opportunity As Audit Committee Chair, has presided over significant reduction in disclosure despite business simplification The Nominees for ADP’s Transformation Bring Relevant Skills and Fresh Perspectives The Nominees for ADP’s Transformation Incumbent Long-Tenured Directors John Jones (Board Chairman) Glenn Hubbard (Chair, Nominating & Governance) Eric Fast (Chair, Audit) William Ackman (CEO of Pershing Square Capital Management, LP) Veronica Hagen (Former Chief Executive Officer, Polymer Group) Paul Unruh (Former Vice Chairman, Bechtel) Director since 2005 (12 years) Has overseen ADP’s underperformance relative to its peers and its potential No technology / HCM experience beyond ADP board role Divested assets which promptly doubled margins – didn’t see the opportunity Prior Chairman and CEO of Air Products. Led Air Products underperformance – under Mr. Jones tenure, fell behind direct competitor, Praxair Director since 2004 (13 years) Serial board member; sits on an excessive number of boards Has overseen ADP’s underperformance relative to its peers and its potential No technology / HCM experience beyond ADP board role Divested assets which promptly doubled margins – didn’t see the opportunity No operating experience, business school dean Extensive management, financial and investment experience Significant public company board experience, including seven years as Chairman of Howard Hughes Corporation (217% TSR) Investor in the HCM industry for a decade Investments in a number of successful business transformations similar to ADP, providing valuable insights that can be applied to the benefit of ADP As one of the largest owners of ADP with a long-term outlook, total alignment with all shareholders Currently serves as a director of three large, highly respected publicly traded companies, including having served as lead director of Southern Company Successfully led and sold her business (Polymer Group) to Blackstone; continued as CEO under oversight of private equity Extensive global executive leadership experience in competitive industries where focus on operational efficiency and productivity were paramount to long-term success Personally invested over $300,000 in ADP common stock, more than any current ADP director Held several senior leadership positions at Bechtel (including Vice Chairman and CFO); obtained technology, finance, human resources, legal, and strategic planning expertise Significant experience on audit committees of public company boards (currently Chair of Symantec’s Audit and Risk Committee) Instrumental in leading the cost and business transformation at Symantec as a member of a board subcommittee responsible for generating >$400 million of cost savings Personally invested over $300,000 in ADP common stock, more than any current ADP director

Pershing Square has Extensive Experience Driving Operational Transformations

Operational Transformations – Significant Margin Expansion

	CP	AIR PRODUCTS	zoetis
Investment Duration	2011 – 2016	2013 – 2017	2014 – 2016
Industry	▪ Railroad	▪ Industrial gas	▪ Animal health
Path to Value Creation	▪ Won proxy contest	▪ Consensual resolution	▪ Consensual resolution
Existing EBIT Margins	**19% (2011)**	**15% (2013)**	**25% (2014)**
PSCM Projected Margins	**35% (Year 4)**	**~20% (Year 4)**	**34% (Year 3)**
Realized Margins (%)	**39% (Year 4)**	**~22% (Year 4)[2]**	**2017 Guidance: 34% to 35%[1]**
Total Shareholder Return[3]	**327% (35% annualized)**	**92% (16% annualized)**	**58% (22% annualized)**

Note: All trademarks are the property of their respective owners. Excludes Chipotle, an ongoing investment, in its early stages. Each of the above case studies did not involve any significant change in strategy, they were premised on executing the existing strategy more successfully – driving significant margin expansion.

(1) https://zoetis.investorhq.businesswire.com/sites/zoetis.investorhq.businesswire.com/files/doc_library/file/ZoetisReportsSecondQuarter2017Results_PressRelease_080817.pdf

(2) Bloomberg consensus operating margin for FY 2017. APD's non-GAAP operating margin through FY Q3 is 21.3%.

(3) Based on the dividend adjusted share price from our initial purchases through the sale of PSCM's last share. (Source: Bloomberg).

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A Vote for The Nominees for ADP’s Transformation The election of The Nominees for ADP’s Transformation would add to the board: A major shareholder’s voice Fresh perspectives Relevant expertise in business transformation and operating efficiency Directors who are ADP shareholders with significant “skin in the game”(1) If elected, The Nominees for ADP’s Transformation will represent three of ten directors, with only one representative from Pershing Square These new directors will not have the ability to make unilateral changes to the company’s strategy or management, and instead will work with the other directors to seek consensus on the best outcome for all stakeholders While our nominees, if elected, will represent a minority of the board, their election by shareholders will provide a clear mandate for the reconstituted board to transform ADP into a more efficient, profitable and competitive company ________________________________________________ (1) Pershing Square has invested approximately $2.3 billion to acquire our stake in ADP. Our two independent nominees, Veronica M. Hagen and V. Paul Unruh, have each recently invested over $300,000 of their personal funds in ADP common stock. Together, Ms. Hagen and Mr. Unruh have made a larger investment of their out-of-pocket, personal funds in ADP than all ADP directors combined.

The right to vote your shares is one of the most important rights you have as a shareholder Individual investors own ~28% of ADP and can decide the outcome of this election ü ü

You can vote by Internet, telephone or by signing, dating and returning the GOLD Proxy Card or GOLD Voting Instruction Form today. Shareholders are urged NOT to use any white proxy card received from ADP and are strongly encouraged to discard the white proxy card. If you previously voted ADP’s white proxy card you may change your vote by voting a later dated GOLD Proxy Card or GOLD Voting Instruction Form. Only your last dated proxy card will count. Additional information regarding the proxy contest, as well as Pershing Square’s presentation to ADP shareholders is available at www.ADPascending.com.

HOW TO VOTE – VIDEO CLIP How to Vote – Video Clip

If you did not receive a GOLD Proxy Card or GOLD Voting Instruction Form OR If you have any questions on voting your shares, please contact our proxy solicitor: D.F. King at (866) 342-1635

Q&A To submit a question, please email: ADPascending@persq.com Please include your first name, location and question